UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2024

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	The Nasdaq Stock Market LLC

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2024, Hovnanian Enterprises, Inc. (the “Company”) and K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of the Company, and certain subsidiaries of the Company (collectively, the “Subsidiary Guarantors” and together with the Company and K. Hovnanian, the “Company Parties”) entered into Exchange Agreements (as defined below) providing for the private exchanges (each, an “Exchange” and collectively, the “Exchanges”) of certain of its unsecured debt obligations as described below.

Amended Term Loan Credit Agreement

In connection with the Exchanges, the Company Parties entered into the First Amendment to the Credit Agreement, dated as of May 21, 2024 (the “First Amendment”), to the Credit Agreement, dated as of December 10, 2019 (the “Existing Credit Agreement”; the Credit Agreement, as amended by the First Amendment, the “Amended Credit Agreement”), by and among the Company Parties, Wilmington Trust, National Association as Administrative Agent and the lenders party thereto. The Existing Credit Agreement originally provided for $81,498,000 of Senior Secured 1.75 Lien Term Loans (the “Existing 1.75 Lien Term Loans”).

The First Amendment (a) permits the issuance of an additional $93,502,000 of Senior Secured 1.75 Lien Term Loans (the “Additional 1.75 Lien Term Loans” and, together with the Existing 1.75 Lien Term Loans, the “1.75 Lien Term Loans”), (b) modifies and/or adds certain covenants and other provisions, primarily related to indebtedness permitted to be incurred by the Company Parties thereunder, including providing that the interest rate on all the then outstanding 1.75 Lien Term Loans shall be increased in certain circumstances when certain priority secured debt is issued, to a weighted-average rate that results from applying (x) an 11.75% per annum rate to the principal amount of the 1.75 Lien Terms Loans equal to a specified aggregate principal amount of such priority secured debt and (y) a 10.0% per annum rate on the remaining principal amount of 1.75 Lien Term Loans (the “Interest Rate Increase”) and (c) provides for certain other amendments.

The Amended Credit Agreement also provides for an uncommitted incremental term loan facility (the “Incremental Facility”; and term loans thereunder, “Incremental Term Loans”) in a maximum amount equal to the Remaining Unsecured Notes Amount (as defined below). Incremental Term Loans, to the extent requested by K. Hovnanian and incurred in accordance with the Amended Credit Agreement, would be secured on an equal priority basis with the 1.75 Lien Term Loans and would generally have the same terms as the 1.75 Lien Term Loans. K. Hovnanian may request Incremental Term Loans for the sole purpose of exchanging the remaining outstanding principal amount of 13.5% Notes (as defined below) and 5.0% Notes (as defined below) into Incremental Term Loans, which Incremental Term Loans and exchange shall be subject to certain conditions as set forth in the Amended Credit Agreement.

The 1.75 Lien Term Loans and the guarantees thereof are secured by the same assets that secure K. Hovnanian’s other senior secured credit facilities and senior secured notes, subject to permitted liens and certain exceptions. The 1.75 Lien Term Loans will continue to bear interest at a rate equal to 10.0% per annum (subject to the Interest Rate Increase) and will mature on January 31, 2028. Following consummation of the Exchanges, the total outstanding principal amount of the 1.75 Lien Term Loans under the Amended Credit Agreement is $175,000,000.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the First Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Exchange Agreements

Pursuant to the Exchange Agreements, each dated as of May 21, 2024, among the Company Parties and affiliates of certain investment managers named therein (collectively in respect the Exchange Agreements, the “Investors”), the Company Parties and the Investors are exchanging (i) approximately $64.0 million aggregate principal amount of K. Hovnanian’s 13.5% Senior Notes due 2026 (the “13.5% Notes”) and approximately $21.5 million in cash for approximately $42.5 million aggregate principal amount of Additional 1.75 Lien Term Loans, (ii) approximately $65.2 million aggregate principal amount of K. Hovnanian’s 5.0% Senior Notes due 2040 (“5.0% Notes”) for approximately $31.4 million aggregate principal amount of Additional 1.75 Lien Term Loans and (iii) approximately $39.6 million aggregate principal amount of K. Hovnanian’s 5.0% Senior Unsecured Term Loans maturing in 2027 (the “Unsecured Term Loans”) and approximately $10.0 million in cash for approximately $19.6 million aggregate principal amount of Additional 1.75 Lien Term Loans.

Following consummation of the Exchanges, there are $26,588,000 aggregate principal amount of 13.5% Notes outstanding, $24,968,000 aggregate principal amount of 5.0% Notes outstanding and no Unsecured Term Loans outstanding (see Item 1.02 below), in total equaling $51,556,000 aggregate principal amount of indebtedness under these instruments outstanding (such amount, the “Remaining Unsecured Notes Amount”).

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Exchange of the Unsecured Term Loans as described in Item 1.01 above, on May 21, 2024, all outstanding obligations in respect of principal, interest and fees under the Credit Agreement, dated as of January 29, 2018 (as amended by the First Amendment dated as of May 14, 2018, the Second Amendment dated as of October 31, 2019, and as further amended, restated, supplemented or otherwise modified from time to time), among the Company Parties, the lenders party thereto and the administrative agent party thereto, were determined to be repaid by Additional 1.75 Lien Term Loans and all commitments thereunder were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

First Amendment to the Credit Agreement, dated as of May 21, 2024, in respect of the Credit Agreement, dated as of December 10, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Brad G. O’Connor
Name: Brad G. O’Connor
Title: Chief Financial Officer and Treasurer

Date: May 22, 2024